Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2025, except for Note 31, as to which the date is May 21, 2025, with respect to the consolidated financial statements included in the Annual Report of Aura Minerals Inc. on Form 20-F for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statement of Aura Minerals Inc. on Form S-8 (File No. 333-289442).

/s/ Grant Thornton Auditores Independentes Ltda.

Campinas, Brazil

March 31, 2026